Performance Securities with Partial Protection

Strategic Alternatives to Indexing

UBS AG, Jersey Branch

December 20, 2007

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices and Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-5
S&P 500® Index	IS-9
Dow Jones-AIG Commodity IndexSM	IS-12
UBS Bloomberg Constant Maturity Commodity Index (CMCI) Excess Return	IS-19
Rogers International Commodity Index® Excess ReturnSM	IS-24
AMEX Hong Kong 30 Index	IS-31
Dow Jones EURO STOXX 50® Index	IS-35
FTSETM 100 Index	IS-37
FTSE/Xinhua China 25 IndexTM	IS-39
Hang Seng China Enterprises Index	IS-43
Korea KOSPI 200 Index	IS-45
MSCI-EAFE® Index	IS-47
MSCI® Emerging Markets IndexSM	IS-47
MSCI Singapore IndexSM	IS-47
MSCI Taiwan IndexSM	IS-47
MSCI Thailand IndexSM	IS-48
Nikkei® 225 Index	IS-53
S&P/ASX 200® Index	IS-56
Swiss Market Index (SMI)®	IS-58

Prospectus
Introduction	3
Cautionary Note Regarding Forward-Looking Information	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006)

Product Supplement

Performance Securities with Partial Protection

UBS AG from time to time may offer and sell Performance Securities with Partial Protection, which we refer to as the “Securities.” This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying index (the “underlying index”) or the several indices (each, a “basket index”) composing the weighted basket (the “underlying basket”) to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described in the applicable free writing prospectus and a pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer (Booking Branch):
UBS AG (Jersey Branch)
Coupon:
We will not pay you interest during the term of the Securities.
Principal Amount:
Each Security will have a Principal Amount of $10.00, unless otherwise specified in the applicable pricing supplement.
Principal Protection:
The applicable pricing supplement will specify the percentage of your principal investment in the Securities that will be protected (the “Protection Percentage”).
Participation Rate:
The applicable pricing supplement will specify the rate at which you will participate (the “Participation Rate”) in the performance of the underlying index or underlying basket (the “Underlying Return”). In many cases, the free writing prospectus will specify the range of the Participation Rate and the pricing supplement will specify the actual Participation Rate, which will be set on the date on which an offering of the Securities is priced (the “trade date”).
Payment at Maturity (per $10.00):
At maturity, you will receive a cash payment per the Principal Amount of each Security, calculated as described below:
➢ If the Underlying Return is positive, you will receive your Principal Amount plus an additional payment equal to your Principal Amount×Participation Rate×Underlying Return.
➢ If the Underlying Return is between 0% and —(Protection Percentage), inclusive, you will receive your Principal Amount.

➢

If the Underlying Return is less than —(Protection Percentage), you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is lower than —(Protection Percentage).

Accordingly, if the underlying index or underlying basket has declined by more than the Protection Percentage over the term of the Securities, you may lose some of your principal.
Underlying Return:
The Underlying Return will be calculated as follows:
Ending Level —Starting Level Starting Level
Starting Level:
The closing level of the underlying index determined on the trade date or, in the case of an underlying basket, 100.
Ending Level:
The closing level of the underlying index determined on a date specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein (the “final valuation date”) or, in the case of an underlying basket, the weighted performance of the basket indices on the final valuation date.
See “General Terms of the Securities —Payment at Maturity” beginning on page PS-19.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

To help investors identify appropriate structured investment products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as Performance Strategies for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on PS-5.

See “Risk Factors” beginning on page PS-10 for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Financial Services Inc.	UBS Investment Bank

Prospectus Supplement dated December 20, 2007

ADDITIONAL INFORMATION ABOUT THE PERFORMANCE SECURITIES WITH PARTIAL PROTECTION

You should read this product supplement together with the prospectus dated March 27, 2006, relating to our Medium Term Notes, Series A, of which the Securities are a part, the index supplement dated August 27, 2007 and any free writing prospectus or pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated March 27, 2006: http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm
•	Index supplement dated August 27, 2007: http://www.sec.gov/Archives/edgar/data/1114446/000139340107000087/v085367_debtsec-prosup.htm

Our Central Index Key, or CIK, on the SEC website is 00011144446.

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Securities	PS-9
Risk Factors	PS-10
Valuation of the Securities	PS-18
General Terms of the Securities	PS-19
Use of Proceeds and Hedging	PS-25
Supplemental U.S. Tax Considerations	PS-26
ERISA Considerations	PS-30
Supplemental Plan of Distribution	PS-31
Index Supplement
Index Supplement Summary	IS-1
Underlying Indices and Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-5
S&P 500® Index	IS-9
Dow Jones-AIG Commodity IndexSM	IS-12
UBS Bloomberg Constant Maturity Commodity Index (CMCI) Excess Return	IS-19
Rogers International Commodity Index® Excess ReturnSM	IS-24
AMEX Hong Kong 30 Index	IS-31
Dow Jones EURO STOXX 50® Index	IS-35
FTSETM 100 Index	IS-37
FTSE/Xinhua China 25 IndexTM	IS-39
Hang Seng China Enterprises Index	IS-43
Korea KOSPI 200 Index	IS-45
MSCI-EAFE® Index	IS-47
MSCI® Emerging Markets IndexSM	IS-47
MSCI Singapore IndexSM	IS-47
MSCI Taiwan IndexSM	IS-47
MSCI Thailand IndexSM	IS-48
Nikkei® 225 Index	IS-53
S&P/ASX 200® Index	IS-56
Swiss Market Index (SMI)®	IS-58
Prospectus
Introduction	3
Cautionary Note Regarding Forward-Looking Information	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. Prior to the trade date, UBS AG will prepare a separate free writing prospectus that will apply specifically to that offering and will include the identity of the underlying index or underlying basket, as well as any changes to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying index or underlying basket and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any free writing prospectus and pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Performance Securities with Partial Protection. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 27, 2006, of UBS. References to the “applicable pricing supplement” mean any free writing prospectus and the related pricing supplement that describe the specific terms of your Securities.

What are the Securities?

The Performance Securities with Partial Protection (the “Securities”) are medium-term notes issued by UBS AG, offering (1) partial principal protection against a decline in the underlying index or underlying basket of up to the Protection Percentage, and (2) offering participation at the Participation Rate, to be determined on the trade date, in any positive return on the underlying index or the underlying basket.

The Underlying Return is measured by the percentage change in the level of the underlying index or, in the case of an underlying basket, the weighted percentage change in the levels of the basket indices, in each case, from the trade date relative to the final valuation date. Subject to adjustment upon the occurrence of a market disruption event, the final valuation date will be the date three business days prior to the maturity date.

The underlying index or underlying basket, the value of which may be based on equity securities or futures contracts on physical commodities, will be specified in the applicable pricing supplement to this product supplement. Some of the potential underlying indices or basket indices that may be specified in the applicable pricing supplement are described in the index supplement dated August 27, 2007, as may be amended or supplemented by any index supplement that we may file with the SEC from time to time (the “index supplement”).

The return on the Securities, if any, will depend on (1) the Protection Percentage, which will be specified in the applicable pricing supplement, (2) the Participation Rate, which will be specified on the trade date and (3) the performance of the underlying index or underlying basket, expressed as a percentage, from the trade date relative to the final valuation date.

The amount payable to you at maturity per the Principal Amount of each Security will be calculated as described below:

➢	If the Underlying Return is positive, you will receive your Principal Amount plus an additional payment equal to your Principal Amount × Participation Rate × Underlying Return.
➢	If the Underlying Return is between 0% and —(Protection Percentage), inclusive, you will receive your Principal Amount.
➢	If the Underlying Return is less than —(Protection Percentage), you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is lower than —(Protection Percentage). For example, if the Protection Percentage is 20%, an Underlying Return of -25.5% will result in a 5.5% loss of principal.

Accordingly, if the underlying index or underlying basket has declined by more than the Protection Percentage over the term of the Securities, you may lose some of your principal.

The Underlying Return will be calculated as follows:

Ending Level – Starting Level Starting Level

The “Starting Level” is the closing level of the underlying index determined on the trade date or, in the case of an underlying basket, 100.

The “Ending Level” is the closing level of the underlying index determined on the final valuation date or, in the case of an underlying basket, the weighted performance of the basket indices on the final valuation date.

We will not pay you interest during the term of the Securities.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms of the respective Notes set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Notes We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms will be described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Growth Potential —The Securities provide an opportunity for participation at the Participation Rate (to be determined on the trade date), in an appreciation in the closing level of the underlying index or underlying basket from the trade date relative to the final valuation date.
➢	Partial Principal Protection —At maturity, your principal is fully protected against a decline in the underlying index or underlying basket of up to the Protection Percentage, which will be specified in the applicable pricing supplement. However, if the Underlying Return is less than —(Protection Percentage), you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is lower than —(Protection Percentage).
➢	Diversification —The Securities may provide diversification within the equity or commodities portion of your portfolio through exposure to the underlying index or underlying basket and their respective index constituents.

➢	Minimum investment — In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a Principal Amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a Principal Amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

What are some of the risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” on page PS-10 and in the applicable pricing supplement.

➢	Partial principal protection only if you hold the Securities to maturity —You should be willing to hold your Securities to maturity. You will be entitled to receive at least the specified Protection Percentage of the Principal Amount of your Securities only if you hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the final valuation date. If you sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss.
➢	At maturity, investors risk losing some of their principal—If the Underlying Return is less than —(Protection Percentage), you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is lower than —(Protection Percentage). Accordingly, if the underlying index or underlying basket has declined by more than the Protection Percentage over the term of the Securities, investors will lose some of their principal.
➢	Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying index or underlying basket and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index or underlying basket.
➢	No interest or dividend payments — You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the securities included in the underlying index or underlying basket.
➢	Credit of issuer — An investment in the Securities is subject to the credit risk of UBS, and the actual and perceived creditworthiness of UBS may affect the market value of the Securities.
➢	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market will develop for the Securities. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.
➢	Owning the Securities is not the same as owning the applicable index or basket indices — The return on your Securities may not reflect the return you would realize if you actually owned the applicable index or basket indices. For instance, you will not receive or be entitled to receive any dividend payments or other distributions over the life of the Securities.
➢	Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the applicable index or basket; the volatility of such index or basket indices; the dividend rate paid on the applicable index or basket indices; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS. The partial principal protection will apply only at maturity, and the market price of the Securities prior to maturity will not directly correspond with the performance of the underlying index or underlying basket.

➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial public offering price since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the applicable index or basket indices and/or over-the-counter options, futures or other instruments with return linked to the performance of the applicable index or basket indices, may adversely affect the market price of the applicable index or basket indices and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the stocks comprising the applicable index or basket, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of the Issuer, will determine the applicable stock and payment at maturity based on observed levels of such index or basket in the market. The calculation agent can postpone the determination of the stock index or the maturity date if a market disruption event occurs and is continuing on the final valuation date.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities. Any such research, opinions or recommendations could affect the value of the applicable index or the stocks included in such index, and therefore the market value of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

The Securities may be a suitable investment for you if:

➢	You seek an investment with a return linked to the performance of the underlying index or underlying basket.
➢	You seek an investment that offers partial principal protection when the Securities are held to maturity.
➢	You believe that the underlying index or underlying basket will appreciate over the term of the Securities.
➢	You are willing to hold the Securities to maturity.
➢	You do not seek current income from this investment.
➢	You are willing to invest in the Securities based on the range for the Participation Rate specified in the applicable pricing supplement (the actual Participation Rate will be determined on the trade date).

The Securities may not be a suitable investment for you if:

➢	You are unwilling to be exposed to fluctuations in the index constituent stocks, index commodities or other index constituents comprising the underlying index or underlying basket.
➢	You seek an investment that is 100% principal protected.
➢	You are unable or unwilling to hold the Securities to maturity.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of non-structured fixed income investments with comparable maturities and credit ratings.
➢	You seek current income from your investments.
➢	You seek an investment for which there will be an active secondary market.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold.

“Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

What are the tax consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-26 and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled forward contract with respect to the underlying index or underlying basket. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations—Alternative Treatments” on page PS-27.

The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are

actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-26 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Securities to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

What are the steps to calculate payment at maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

Step 1: Calculate the Underlying Return.

The Underlying Return is based on the difference between the closing level of the underlying index or weighted performance of the basket indices on the final valuation date relative to the trade date, expressed as a percentage, calculated as follows:

Underlying Return =	Ending Level – Starting Level Starting Level

The “Starting Level” is the closing level of the underlying index determined on the trade date or, in the case of an underlying basket, 100.

The “Ending Level” is the closing level of the underlying index determined on the final valuation date or, in the case of an underlying basket, the weighted performance of the basket indices on the final valuation date.

Step 2: Calculate the cash payment at maturity.

The amount payable to you at maturity per the Principal Amount of each Security will be calculated as described below:

➢	If the Underlying Return is positive, you will receive your Principal Amount plus an additional payment equal to your Principal Amount × Participation Rate × Underlying Return.
➢	If the Underlying Return is between 0% and —(Protection Percentage), inclusive, you will receive your Principal Amount.
➢	If the Underlying Return is less than —(Protection Percentage), you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is lower than —(Protection Percentage).

Hypothetical examples and return tables of how the Securities perform at maturity

The examples below are based on the following assumptions:

Principal Amount:
$10.00 unless otherwise specified in the applicable pricing supplement
Starting Level:
1000.00 (hypothetical)
Protection Percentage:
10% at maturity
Participation Rate:
110% of any positive return on the underlying index or underlying basket (the actual Participation Rate will be determined on the trade date)
Term:
3 years

Example 1 — The Underlying Return is 15%

Calculation of cash payment at maturity on the Securities

If we assume that the Underlying Return is 15%, which corresponds to an Ending Level of 115, an investor would receive at maturity the Principal Amount of each Security plus a payment equal to 16.50% of the positive Underlying Return, as set forth below:

At maturity, you will receive a cash payment equal to:

= $10.00 + ($10.00 × Participation Rate × Underlying Return)

= $10.00 + ($10.00 × 110% × 15%)

= $ 11.65

Investor receives $ 11.65 at maturity for each Security (a 16.50% total return).

Calculation of comparative return on a $10.00 direct investment in the underlying index or underlying basket

Principal Amount =		$10.00
plus
Principal Amount × Underlying Return $10.00 × 15% =		$1.50
	Total:	$11.50

Investor would receive $11.50 on a $10.00 direct investment in the underlying index or underlying basket (a 15% total return).

Example 2 — The Underlying Return is -5%.

Calculation of cash payment at maturity on the Securities

If we assume that the Underlying Return is -5%, which corresponds to an Ending Level of 95, an investor would receive at maturity only the Principal Amount.

Investor receives $10.00 at maturity for each Security (a 0% total return).

Calculation of comparative return on a $10.00 direct investment in the underlying index or underlying basket

Principal Amount =		$10.00
Plus
Principal Amount × Underlying Return $10.00 × (-5%) =		-$.50
	Total:	$9.50

Investor would receive $9.50 on a $10.00 direct investment in the underlying index or underlying basket (a -5% total return).

Example 3 — The Underlying Return is -50%

Calculation of cash payment at maturity on the Securities

If we assume that the Underlying Return is -50%, which corresponds to an Ending Level of 50, an investor would lose at maturity 1% (or fraction thereof) of the Principal Amount for every 1% (or fraction thereof) that the Underlying Return is below -10%.

At maturity, you will receive a cash payment equal to:

= $10.00 + ($10.00 × (Underlying Return +10%)

= $10.00 + ($10.00 × (-50% + 10%)

= $10.00 + ($10.00 × -40%)

= $10.00 + (-$4.00)

= $6.00

Investor receives $6.00 at maturity for each Security (a -40% total return).

Calculation of comparative return on a $10.00 direct investment in the underlying index or underlying basket

Principal Amount =		$10.00
plus
Principal Amount × Underlying Return $10.00 × (-50%) =		-$5.00
	Total:	$5.00

Investor would receive $5.00 on a $10.00 direct investment in the underlying index or underlying basket (a -50% total return).

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment amounts that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical starting levels and ending levels of the underlying index or underlying basket and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical ending levels of the underlying index or underlying basket on the final valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on closing levels for the underlying index or basket indices that may not be achieved on the applicable final valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to—and may be much less than—the financial return that you might achieve were you to invest directly in the index constituent stocks, the index commodities or any other index constituents, or in the underlying index or underlying basket. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying index, the basket indices or the index constituents:

➢	in the case of direct investment in an underlying index or the basket indices comprising index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	in the case of direct investment in index constituents, the return could include rights that you will not have as an investor in the Securities; and
➢	an investment directly in the underlying index or the basket indices is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-10 of this product supplement.

We cannot predict the closing levels of the underlying index or basket indices. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying index or basket indices.

Risk Factors

The return on the Securities is linked to the performance of the underlying index or underlying basket. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

The Securities are intended to be held to maturity. Your principal is partially protected only if you hold your Securities to maturity.

You will receive partial protection of the Principal Amount of your Securities only if you hold your Securities to maturity. If you sell your Securities in the secondary market prior to maturity, you will not receive partial principal protection on the portion of your Securities sold. You should be willing to hold your Securities to maturity.

You may lose some of your principal.

The return on the Securities at maturity is linked to the performance of the underling index or underlying basket and will depend on whether, and the extent to which, the Underlying Return is positive or negative. The Securities are exposed to a decline in the underlying index or underlying basket greater than the Protection Percentage. If the Underlying Return is less than —(Protection Percentage), you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is lower than —(Protection Percentage). For example, if the Protection Percentage is 20%, an Underlying Return of -25.5% will result in a 5.5% loss of principal. Accordingly, if the underlying index or underlying basket has declined by more than the Protection Percentage over the term of the Securities, investors will lose some of their principal. The Securities do not provide for any return of principal in excess of the Protection Percentage.

Owning the Securities is not the same as owning the index constituents.

The return on your Securities may not reflect the return you would realize if you actually owned the index constituents and held such investment for a similar period because:

➢	you will receive a minimum payment of the Protection Percentage of the Principal Amount of your Securities if the Securities are held to maturity; and
➢	the level of the underlying index or underlying basket is calculated in part by reference to the prices of the index constituents without taking into consideration the value of dividends paid on any index constituent stocks.

Even if the level of the underlying index or underlying basket increases during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying index or underlying basket to increase while the market value of the Securities declines.

Changes that affect the underlying index or basket indices will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of the sponsor of the underlying index or basket indices to which your Securities are linked (each an “index sponsor”) concerning the calculation of the underlying index or basket indices, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index or basket indices, could affect the value of the underlying index or basket indices and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor

Risk Factors

changes these policies, for example by changing the manner in which it calculates the underlying index or a basket index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index or a basket index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Ending Level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the Ending Level or fair market value of the Securities—and thus the amount payable at maturity—in a manner it considers appropriate, in its sole discretion.

There may not be an active trading market in the Securities—sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not receive any principal protection.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the underlying index or underlying basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying index or the basket indices (i.e., the frequency and magnitude of changes in the level of the underlying index or basket indices over the term of the Securities);
➢	the composition of the underlying index or the basket indices and changes to their respective index constituents;
➢	the market prices of the index constituents;
➢	the dividend rate paid on the index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index or underlying basket comprising such constituent stocks, and therefore affect the market value of any Securities linked to such underlying index or underlying basket);
➢	interest rates in the U.S. markets and each market related to the index constituents;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, judicial or other events that affect the level of the underlying index or underlying basket or the market price of the index constituents or that affect markets generally; and
➢	the creditworthiness of UBS, including actual and anticipated downgrades in our credit rating.

Risk Factors

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of the index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the underlying index or underlying basket and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index that is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodities included in the underlying index or underlying basket and the markets for those commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of the commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

Historical performance of the underlying index or basket indices should not be taken as an indication of the future performance of the underlying index or basket indices during the term of the Securities.

The trading prices of the index constituents will determine the level of the underlying index or basket indices. The historical performance of the underlying index or the basket indices should not be taken as an indication of the future performance of the underlying index or basket indices. As a result, it is impossible to predict whether the level of the underlying index or any basket index will rise or fall. Trading prices of the index constituents will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of such index constituents, as discussed above.

Moreover, any basket to which the Securities may be linked does not have a recognized market value and no historical performance data will be available.

Risk Factors

The formula for determining the payment at maturity does not take into account all developments in the underlying index or underlying basket.

Changes in the underlying index or basket indices during the term of the Securities before the final valuation date will not be reflected in the calculation of the amount payable, if any, at maturity. The calculation agent will calculate the payment at maturity by comparing only the level of the underlying index or each basket index on the trade date and the level of the underlying index or basket index on the final valuation date. No other levels will be taken into account. As a result, you may lose some of your investment even if the underlying index or basket index has risen at certain times during the term of the Securities before falling to a level below its Starting Level on the final valuation date.

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange-traded funds or other derivative products on such index constituents or the underlying index or basket indices may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-25, UBS or its affiliates may hedge their obligations under the Securities by purchasing the index constituents, futures or options on the index constituents or the underlying index or basket indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index or basket indices, and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index or basket indices at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level of the underlying index or basket indices and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the underlying index or basket indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and the level of the underlying index or the levels of the basket indices and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index or basket indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index or basket indices and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index or any basket index, could be adverse to such holders’ interests as beneficial owners of the Securities.

In the case of Securities linked to an equity index or to a basket that includes an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituents, including making loans to or providing advisory services to those companies. These services could

Risk Factors

include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituents and the level of the underlying index or any basket index and, therefore, the market value of the Securities.

You will not receive interest payments on the Securities or dividend payments on the index constituent stocks, or have shareholder rights in the index constituent stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the index constituents. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the index constituents, the underlying index or underlying basket or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities, the index constituents and the underlying index or underlying basket.

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any index that may be used to calculate the payment at maturity or early exchange of the Securities (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index or the basket indices. If an index sponsor discontinues or suspends the calculation of the underlying index or a basket index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the underlying index or basket index exists, the payment you receive at maturity or early exchange will be determined by the calculation agent in its sole discretion. See “General Terms of the Securities—Market Disruption Event” on page PS-20 and “General Terms of the Securities—Role of Calculation Agent” on page PS-24. No index sponsor is involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor and the underlying index or basket indices to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the relevant index sponsor or the underlying index or basket indices contained in the index supplement or any pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index or basket indices for your Securities.

Risk Factors

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Securities at maturity. For a fuller description of the calculation agent’s role, see “Specific Terms of the Securities—Role of Calculation Agent” on page PS-24. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents or the underlying index or basket indices has occurred or is continuing on the final valuation date for the underlying index or particular basket index. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the determination of the Ending Level or the maturity date if a market disruption event occurs on the final valuation date.

If the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date, the final valuation date will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the relevant level of the underlying index or basket index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days.

If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the level of the underlying index or any basket index is not available on the last possible day that qualifies as the final valuation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate in its sole discretion of the level of the underlying index or basket index that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities—Market Disruption Event” on page PS-20.

An investment in the Securities may be subject to risks associated with non-U.S. securities and futures markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks. Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission and the SEC generally do not apply to the trading of futures contracts and securities, respectively, on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate

Risk Factors

of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a non-U.S. country or exchange.

Any index constituent stock that is issued by a non-U.S. company and any index commodity that is traded on a non-U.S. exchange will be specified in the index supplement or the applicable pricing supplement.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates as a result of dealer discounts, mark-ups or other transactions.

The Underlying Return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index or basket index whose underlying constituent stocks are traded in currencies other than the U.S. dollar.

Although the underlying index constituent stocks may be traded in, or their closing prices may be converted into, currencies other than the U.S. dollars, the Securities, which are linked to the underlying index or underlying basket, are denominated in U.S. dollars, and the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the index constituent stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the index return for the Securities. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-19.

The Securities may be subject to currency exchange risk.

Because the price of the index constituent stocks may be converted by a sponsor of the underlying index or basket indices into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the underlying index or basket indices, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the constituent stocks underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the currencies in which such constituent stocks are denominated, the value of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America.

Risk Factors

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the index, the United States and other countries important to international trade and finance.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement or the applicable pricing supplement. Please read carefully the section entitled “What are the tax consequences of the Securities?” in the summary section of page PS-5, “Supplemental U.S. Tax Considerations” beginning on page PS-26, and the section “U.S. Tax Considerations” in the prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-26 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Securities to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Valuation of the Securities

Each offering of the Securities is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend on the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

At maturity, you will receive a cash payment per the Principal Amount of each Security calculated as described below:

➢	If the Underlying Return is positive, you will receive your Principal Amount plus an additional payment equal to your Principal Amount × Participation Rate × Underlying Return.
➢	If the Underlying Return is between 0% and —(Protection Percentage), inclusive, you will receive your Principal Amount.
➢	If the Underlying Return is less than —(Protection Percentage), you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is lower than —(Protection Percentage). For example, if the Protection Percentage is 20%, an Underlying Return of -25.5% will result in a 5.5% loss of principal.

The “Underlying Return” will be calculated as follows:

Ending Level – Starting Level Starting Level

The “Starting Level” is the closing level of the underlying index determined on the trade date or, in the case of an underlying basket, 100.

The “Ending Level” is the closing level of the underlying index determined on the final valuation date or, in the case of an underlying basket, the weighted performance of the basket indices on the final valuation date.

The Protection Percentage will be specified in the applicable pricing supplement.

Prior to maturity. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of the underlying index or underlying basket on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the underlying index or basket indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page PS-10 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

Coupon

We will not pay you interest during the term of the Securities.

Denominations

Each Security will have a Principal Amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a Principal Amount at $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a Principal Amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment at Maturity

At maturity, you will receive per the Principal Amount of each Security a cash payment calculated as described below:

➢	If the Underlying Return is positive, you will receive your Principal Amount plus an additional payment equal to your Principal Amount × Participation Rate × Underlying Return.
➢	If the Underlying Return is between 0% and —(Protection Percentage), inclusive, you will receive your Principal Amount.
➢	If the Underlying Return is less than —(Protection Percentage), you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is lower than —(Protection Percentage).

The “Underlying Return” will be calculated as follows:

Ending Level – Starting Level Starting Level

The “Starting Level” is the closing level of the underlying index determined on the trade date or, in the case of an underlying basket, 100.

The “Ending Level” is the closing level of the underlying index determined on the final valuation date or, in the case of an underlying basket, the weighted performance of the basket indices on the final valuation date.

The applicable pricing supplement will specify the trade date and the final valuation date, as well as the respective terms of each offering of the Securities, including the underlying index or underlying basket, the Participation Rate, the Starting Level and the Protection Percentage.

General Terms of the Securities

We may issue separate offerings of the Securities that are identical in all respects, except that each individual offering is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend in any way on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. The maturity date will be at least 366 days from the trade date. If the calculation agent postpones the final valuation date, the maturity date will be automatically postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “—Final Valuation Date”, the calculation agent may postpone the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “—Market Disruption Event” below.

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

The postponement of the final valuation date for one offering of the Securities will not affect the final valuation date for any other offering of the Securities.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level of any underlying index or basket index on any day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the relevant exchange for such index.

Market Disruption Event

The calculation agent will determine the Ending Level based on the closing level of the underlying index or each basket index on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for the underlying index or any basket index. If such a postponement occurs, the calculation agent will use the closing level of the underlying index or the basket index on the first calendar day following the final valuation date on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Ending Level be postponed by more than ten business days.

If the determination of the Ending Level is postponed to the last possible day, but a market disruption event for the underlying index or the basket index occurs or is continuing on that day, that day will

General Terms of the Securities

nevertheless be the date on which the Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Ending Level that would have prevailed in the absence of the market disruption event. Any of the following will be a market disruption event, in each case as determined by the calculation agent in its sole discretion:

➢	a termination, suspension, absence or material limitation of trading in a material number of index constituents, for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;
➢	a termination, suspension, absence or material limitation of trading in option or futures contracts relating to the underlying index, one or more basket indices or to a material number of index constituent stocks in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in such market;
➢	a termination, suspension, absence or material limitation of trading in any futures contract included in the underlying index or one or more basket indices; a change in the settlement price of any futures contract included in the underlying index or one or more basket indices by an amount equal to the maximum permitted price change from the previous day’s settlement price; or
➢	the settlement price is not published for any individual futures contract included in the underlying index or one or more basket indices; the underlying index or one or more basket indices is not published;
➢	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index or one or more basket indices in any index constituent stocks or index commodities, or in any futures contract on such index.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or underlying basket or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Underlying Index or Underlying Basket; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index or a basket index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, Underlying Return, Starting Level, Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the underlying index or a basket index is discontinued and that there is no successor index on any date when the value of such underlying index or basket index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such

General Terms of the Securities

underlying index or basket index. If the calculation agent determines that any index constituents or the method of calculating the underlying index or a basket index have been changed at any time in any respect— including any addition, deletion or substitution and any reweighting or rebalancing of the index constituents or of the futures contracts on such underlying index or basket index, as applicable, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index constituent stocks or their issuers or the index commodities, as applicable, or is due to any other reason—that causes the index not to fairly represent the value of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, Underlying Return, Starting Level, Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the Underlying Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the closing levels of the affected index, Underlying Return, Starting Level, Ending Level and the amount payable at maturity or otherwise relating to the level of the index may be made by the calculation agent in its sole discretion.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer—Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding Principal Amount of the Securities as the outstanding Principal Amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in Principal Amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer—Default, Remedies and Waiver of Default” and “—Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. Dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

General Terms of the Securities

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus.

General Terms of the Securities

Modified Business Day

As described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “—Maturity Date” and “—Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Starting Level, the Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying index or basket indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents or the underlying index or underlying basket prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or underlying basket or the value of the index constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or underlying basket or markets relating to the underlying index or underlying basket.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-10 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder.

You are a United States holder if you are a beneficial owner of Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED

Supplemental U.S. Tax Considerations

TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities as a pre-paid cash-settled forward contract with respect to the underlying index or underlying basket and the terms of your Security require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Security for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities would be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Alternative Treatments. The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Securities to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, if your Securities have a term greater than one year, it is possible that your Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Supplemental U.S. Tax Considerations

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if your Securities have a term of one year or less, it is possible that your Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the components of the underlying index or underlying basket, (ii) you should be required to recognize taxable gain upon a rebalancing or a rollover, if any, of the assets that comprise the underlying index or underlying basket, or (iii) any gain or loss that you recognize upon maturity of the Securities should be treated as an ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal on Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

Supplemental U.S. Tax Considerations

➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price up to the underwriting discount set forth on the front cover of this product supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.